UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

CORTLAND BANCORP
(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed under Item 5 of the Form 10Q filing for the quarter ended March 31, 2009, Cortland Bancorp and the Cortland Savings and Banking Company, in May 2009, were presented with an informal memorandum of understanding.

On May 26, 2009, Cortland Bancorp (CLDB) and The Cortland Savings and Banking Company (Cortland Banks), a wholly-owned subsidiary of CLDB, adopted a resolution authorizing President and Chief Executive Officer Lawrence A. Fantauzzi to enter into the Memorandum of Understanding (MOU) with the Federal Reserve Bank of Cleveland (Federal Reserve). The MOU requires CLDB and Cortland Banks to obtain the Federal Reserve’s approval prior to: (i) incurring any debt; (ii) repurchasing any of its stock; or (iii) paying any dividends.

The MOU also requires Cortland Banks, within specified timeframes, to submit the following plans to the Federal Reserve for its approval: (i) a plan to strengthen and improve management of the overall risk exposure of the investment portfolio; and (ii) a plan to maintain an adequate capital position.

The provisions of the MOU shall remain effective and enforceable until stayed, modified, terminated or suspended by the Federal Reserve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By: /s/Lawrence A. Fantauzzi
Lawrence A. Fantauzzi, President

Date: May 26, 2009